EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of ERHC Energy Inc. on Form S-8 of our report dated December 28, 2004, appearing in the Annual Report on Form 10-K of ERHC Energy Inc. for the year ended September 30, 2004.

//s// Pannell Kerr Forster of Texas, P.C.
        Pannell Kerr Forster of Texas, P.C.

Houston, Texas
March 11, 2005